Advisory Agreement

This Agreement is made as of April 15, 2013, by and between One Horizon Group, Inc. ("OHGI") and its subsidiary One Horizon Group PLC (the "Company"), a Pennsylvania corporation with its principal offices at Weststrasse 1, Baar Switzerland CH6340and Tripoint Global Equities, LLC ("Advisor"), a Maryland limited liability company, with its principal offices at 130 West 42nd Street, 10th Floor, New York, NY 10036.

Witnesseth

WHEREAS, the Company requires expertise in the area of business development to support it's business and growth and desires to engage Advisor to provide such business development services and specifically to assist the Company in order to further its business and corporate development; and, thereafter to assist the Company with its ongoing corporate compliance and development; and,

WHEREAS, Advisor, through its principals, agents and employees, has expertise in the implementation of projects of the nature and type contemplated by the Company in its future expansion and development which Advisor has agreed to provide to the Company.

NOW, THEREFORE, in consideration of the premise and the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and intending to be legally bound thereby, the parties agree as follows:

1. Appointment of Advisor

   The Company hereby appoints Advisor, and Advisor agrees to represent the Company, as a non-exclusive Advisor to assist the Company in its business and corporate developments, including but not limited to assistance with the U.S. capital markets, assistance in evaluating potential financing transactions, assistance in evaluating potential merger and acquisition transactions, assistance in the contemplated marketing and development of the Company, and assistance with the Company's ongoing compliance obligations as a U.S. public company. Advisor shall have the right during the term of this Agreement to represent to the public that it is an Advisor to the Company.

2. Advisor's Rights and Duties

   Advisor shall use its best efforts to assist the Company in its business and corporate development, including but not limited to:

   i. Review the Company's current financing needs and assist the Company to develop a strategic plan in order to meet those needs.

   ii. Assist the Company in the transfer to NASDAQ, BATS or NYSE – AMEX, when qualified. Once the Company meets the qualifications, assist the Company to make an application for listing on either NASDAQ or NYSE AMEX or other electronic exchanges. Advisor will guide the Company through the listing process including application, specialist selection, and compliance processes.

   iii. Assist in the reviewing and editing of the Company's business plan.

iv. Assist the Company in creating a corporate image for the U.S. capital markets including introductions to retail brokerage firms to assist in generating investor interest and assisting in creation of the proper presentation of the Company's financial story.

v. Assist the Company to identify and engage appropriate investment banking, investor relations, legal, transfer agent and accounting relationships necessary to carry out the Company's strategic plan.

vi. Assist the Company in maintaining proper US corporate compliance and governance.

vii. Review potential merger or acquisition candidates on behalf of the Company and advise as to the structure of any such transactions.

viii. Assist the Company to recruit outside directors to the public company when needed.

ix. Such other duties as the Advisor and the Company may reasonably agree.

3. Company Obligations

(a) The Company's officers, attorneys and accountants will have to be ready to answer questions from the SEC, NASDAQ, NYSE AMEX and/or other regulatory agencies, markets or exchanges.

(b) The Company will need to have audited financial statements for at least the last three fiscal years and have audited financial statements prepared in accordance with US GAAP on an annual basis. In addition, the Company will need to prepare and present quarterly information that has been reviewed by an independent auditor on a "go-forward basis".

4. Company Information

In connection with Advisor's performance of its duties hereunder, the Company shall (i) provide Advisor, on a timely basis, all information reasonably requested by Advisor, and (ii) make its officers and professionals available to Advisor and such third parties as Advisor shall designate, as agreed to in advance by the Company, at reasonable times and upon reasonable notice.

5. Confidential Information

Advisor acknowledges that, in the course of performing its duties hereunder, it may obtain information relating to the Company, which the Company has marked as confidential ("Confidential Information"). Advisor shall hold at all times, both during the term of this agreement and at all times thereafter, such Confidential Information in the strictest confidence, and shall not use such Confidential Information for any purpose, other than as may be reasonably necessary for the performance of its duties pursuant to this agreement, without the Company's prior written consent. Advisor shall not disclose any Confidential Information to any person or entity, other than to Advisor's employees or advisors as may be reasonably necessary for purposes of performing its duties hereunder, without the Company's prior written consent. The foregoing notwithstanding, the term "Confidential Information" shall not include information which (i) becomes generally available to the public, other than as a result of a breach hereof, (ii) was available to Advisor on a non-confidential basis prior to its disclosure to Advisor by the Company, or (iii) becomes available to Advisor on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with respect to such information. The foregoing notwithstanding, Advisor may disclose Confidential Information to the extent required by law or

regulation, including but not limited to court orders, subpoenas, civil investigative demands and interrogatories.

6. Compensation

(a) As compensation for Advisor's services, the Company shall pay Advisor a flat fee of US$10,000 per month with initial deposit of $10,000 on execution of this Agreement.

(b) As further compensation for the Advisor's active participation in the development of the Company's strategic development, as contemplated in this Agreement, the Company will issue to Advisor and/or its affiliates to Advisor and/or its affiliates 200,000 shares of its capital stock (the "Shares") based on post capitalization of 100,000,000 shares after restructuring representing no less then (0.002%) percent of the post restructuring fully diluted capitalization.

(c) Cash Fee for Equity and Debt Introduction. In the event a broker dealer introduced to the Company by Advisor conducts a capital raise for the Company, the Company shall pay Advisor cash fees of 2% of the gross amount received by the Company. All cash fees shall be paid by wire transfer on the closing date of each Transaction upon the release of funds from escrow or cash receipt.

(d) Warrants for Equity and Debt Introduction. On each closing date of each Capital raise with a broker dealer introduced to the Company by Advisor, involving securities of the Company, on which aggregate consideration is paid or becomes payable to the Company, the Company shall issue to Advisor or its permitted assigns warrants ("Warrants") to purchase such number of shares of the Company's common stock equal to 2% the gross amount received by the Company. The Warrants shall provide for cashless exercise in the event that the Company does not meet the Registration requirements that may be defined in the term sheet to be received by investors in connection with the Financings Transaction (even if the investor warrants do not have such rights). In the event the Company does meet the Registration requirements, and the common stock underlying the Warrants is included in an effective registration statement, Advisor hereby agrees to waive the cashless exercise provision in connection with such Warrants.

(e) The exercise price per share of the Warrants shall be equal to the effective price per share paid by the purchasers of the Securities (or in the event of a convertible security, the conversion price or exercise price per share of common stock on the closing date). The Warrants shall be exercisable after the date of issuance and shall expire five years after issuance. The Warrants shall not be callable or redeemable.

(f) Tail Period. If at any time within the twelve (12) months following the Expiration or Termination of this Agreement (the "Tail Period'), the Company completes a transaction or receives consideration from any broker dealer or investor introduced to the Company by Advisor during the Authorization Period, then, the Company shall pay to Advisor all compensation described in this Agreement.

7. Expenses

The Company agrees to reimburse Advisor for its reasonable out-of-pocket expenses, including but not limited to travel, postage, copying and other fees. Advisor agrees that it will seek the Company's consent

for any expense in excess of $1,000. With regard to international travel outside of the continental United States, such travel must be business class or better with a reputable air carrier and hotel accommodations must be at a level acceptable to corporate business travelers. Company shall also be responsible for deposit fees due to Advisor's clearing firm for any Company investors securities that Company elects to have deposited with Advisor.

8. Due Diligence

The Company agrees to (i) allow Advisor to conduct detailed due diligence on the Company, (ii) provide updated three-year financial projections, (iii) provide a detailed schedule of expected material milestones for the next 24 months, (iv) provide a detailed use of proceeds during the next 12 months, (v) provide a comprehensive business plan and (vi) provide an updated management presentation; and will provide such information that is reasonably necessary to ensure that Advisor is fully capable of performing under the terms of this Agreement.

9. Indemnification

The Company agrees to indemnify and hold harmless Advisor (including each of its directors, officers, employees, partners and agents) with respect to any liability (and actions in respect thereof) incurred by Advisor by virtue of its retention hereunder and shall reimburse Advisor for any legal or other expenses reasonably incurred in connection with investigating or defending any such liability or action, provided that the Company shall have the right to control the defense of any claim giving rise to such liability and no such claim shall be settled without the consent of the Company. The foregoing provisions shall survive termination of this Agreement and any investigation with respect thereto by any party hereto.

The Company understands and agrees that its financial statements, any filings which the Company makes with the SEC, FINRA, AMEX, state regulators or any market or exchange and the contents thereof are ultimately the responsibility of the Company and its officers and directors. Advisor can assist and advise the Company in the preparation of such filings but the Company must approve and is responsible for the contents of all filings.

10. Other Engagements

The Company acknowledges that Advisor is and will be acting as a Advisor to other business enterprises seeking business development, investment banking and/or other services normally provided by Advisor and agrees that Advisor's provision of services to such enterprises shall not constitute a breach hereof or of any duty owed to the Company by virtue of this agreement.

11. Term

This agreement is effective upon execution by the Company as provided below and shall continue in effect for twelve (12) months or until terminated by either party pursuant to Section 12.

12. Termination

Either party may terminate this agreement at any time and for any reason, with or without cause, upon giving thirty (30) days written notice of termination to the other party; provided, however, that Advisor shall be entitled to full compensation, as set forth in Section 6, up to the date of termination, regardless of the reason for the termination and shall be paid all expenses incurred in connection with its acting as a

Advisor to the Company pursuant to Section 7.

13. Non-Circumvent

The Company understands that as part of its engagement hereunder, Advisor may introduce the Company to one or more investors, broker-dealers, investment advisors, potential merger or acquisition candidates or other parties that may have an interest in completing a transaction with the Company. The Company further understands that Advisor is a FINRA Member Firm that derives income from assisting companies to obtain financing, structure mergers and acquisitions and advising as to similar transactions. The Company therefore agrees that it will not (i) approach directly or indirectly, through its affiliates or otherwise, or (ii) be involved in any businesses, ventures, deals or transactions, with any party introduced by Advisor without the express prior written consent of Advisor. The Company and the Advisor hereby agree that in the event that the Company desires to approach or otherwise enter into discussion with a party introduced by the Advisor for any transaction other than a equity or debt financing with a broker dealer introduced by Advisor, that the Company and the Advisor shall negotiate a separate fee agreement relating to a potential transaction with such a party, upon terms that are customary and reasonable for a similar transaction with similarly situated parties. Any equity or debt financing that results from a transaction involving a broker dealer introduced by Advisor shall be governed subject to the terms and conditions defined in section 6 (Compensation) of this agreement.

14. Choice of Law; Dispute Resolution

(a) This agreement shall be interpreted, controlled, and enforced in accordance with the substantive laws of the State of New York.

(b) Each party shall bear its own expenses in any litigation conducted under this section.

(c) Disputes; Arbitration.

i. Mandatory Arbitration. All disputes arising out of or relating to this AGREEMENT will be resolved by mandatory, binding arbitration in accordance with this Section 14(c).

i. Friendly Negotiations. Before any arbitration is commenced pursuant to this Section 13(c), the Parties must endeavor to reach an amicable settlement of the dispute through friendly negotiations.

ii. Commencement of Arbitration. If no mutually acceptable settlement of the dispute is made within the sixty (60) days from the commencement of the settlement negotiation or if any party to this agreement refuses to engage in any settlement negotiation, any party to this AGREEMENT may submit the dispute for arbitration.

iii. Arbitration. Any arbitration commenced pursuant to this Section 13(c) will be conducted in New York, New York under the Commercial Rules of the American Arbitration Association ("AAA") by arbitrators appointed in accordance with such rules. The arbitration will be conducted by a panel of three arbitrators, one chosen by each party to this AGREEMENT and the third by agreement of the parties; failing agreement within 30 days of commencement of the arbitration proceeding, the AAA will appoint the third arbitrator. The proceedings will be confidential and conducted

in English. The arbitral tribunal will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter, and its award will be final and binding on the parties. The arbitral tribunal will determine how the parties will bear the costs of the arbitration. Notwithstanding the foregoing, each party will have the right at any time to immediately seek injunctive relief, an award of specific performance or any other equitable relief against the other party in any court or other tribunal of competent jurisdiction. During the pendency of any arbitration or other proceeding relating to a dispute between the parties, the parties will continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this AGREEMENT, except with regard to the matters under dispute.

15. General Provisions

(a) This agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter hereof. This agreement may not be altered, amended, modified or otherwise changed in any way except by a written agreement, signed by both parties.

(b) Any notice or other communication pursuant hereto shall be given to a party at its address first set forth above by (i) personal delivery, (ii) commercial overnight courier with written verification of receipt, or (iii) registered or certified mail. If so mailed or delivered, a notice shall be deemed given on the earlier of the date of actual receipt or three (3) days after the date of authorized delivery.

(c) This agreement may be executed in counterparts, each one of which shall constitute an original and all of which taken together shall constitute one document. The Company shall confirm that the foregoing is in accordance with its understanding by signing and returning to Advisor the enclosed copy of this agreement, which shall become a binding agreement upon Advisor's receipt.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first written above.

TRIPOINT GLOBAL EQUITIES, LLC

By: ___________________________________

Name: Mark Elenowitz
Title: CEO

ONE HORIZON GROUP, INC.

By: ___________________________________

Name: Mark White

Title: President/CEO

Wiring Instructions

Mid Atlantic Federal Credit Union, Gaithersburg, MD 20898

ABA #255077477

FBO: Advisor Global Equities, LLC

Account: 800341740

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first written above.

TRIPOINT GLOBAL EQUITIES, LLC

By: ___________________________

Name: Mark Elenowitz
Title: CEO

ONE HORIZON GROUP, INC.

By: ___________________________

Name: Mark White

Title: President/CEO

Wiring Instructions

Mid Atlantic Federal Credit Union, Gaithersburg, MD 20898

ABA #255077477

FBO: Advisor Global Equities, LLC

Account: 800341740

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